Exhibit 99.1
FOR IMMEDIATE RELEASE
Intermountain Community Bancorp Announces No Exposure to Fannie Mae or Freddie Mac Equity Investments & Reaffirms its Solid Financial, Capital and Liquidity Position
Sandpoint, Idaho, September 19, 2008 — Intermountain Community Bancorp (OTCBB:IMCB), the holding company for Panhandle State Bank, the largest locally owned state bank in Idaho, advised that it does not hold any common or preferred equity securities of the Federal National Mortgage Association (FNMA or “Fannie Mae”) or the Federal Home Loan Mortgage Corporation (FHMLC or “Freddie Mac”). As a result, it has no exposure to these securities. Many financial institutions have announced anticipated charges to earnings to reflect the other-than-temporary impairment of investments in these securities following the U.S. Treasury’s recent actions to place these government-sponsored enterprises into conservatorship.
In addition and in light of the continuing turmoil in the financial markets, Chief Executive Officer Curt Hecker reaffirmed the Bank’s sound financial position. “IMCB continues to maintain a very solid balance sheet with capital and reserve levels exceeding most of our peers. Our core and risk-based capital ratios as of June 30, 2008 are well in excess of the FDIC’s guidelines for “well-capitalized” banks,” he noted, adding that “our liquidity position also continues to be strong, with solid funding from local customer’s core deposits and a wide range of other liquidity sources accessible to us. Our core retail deposits have grown since June 30, 2008, we hold over $30 million in highly liquid cash or cash-equivalent investments and have credit line availability exceeding $130 million.”
“While economic and credit challenges persist and will do so for awhile longer, our number one priority continues to be the safety and soundness of the Bank and our local customers,” Hecker continued. “We are managing the Bank’s balance sheet, funding and capital levels to maintain and improve our already strong position, and we encourage any of our customers with questions to contact us directly.”
About Intermountain Community Bancorp:
Intermountain is headquartered in Sandpoint, Idaho, and operates as four separate divisions with twenty banking locations in three states. Its banking subsidiary, Panhandle State Bank, offers financial services through northern Idaho offices in

Sandpoint, Ponderay, Bonners Ferry, Priest River, Coeur d’Alene, Post Falls, Rathdrum and Kellogg. Intermountain Community Bank, a division of Panhandle State Bank, operates branches in southwest Idaho in Weiser, Payette, Nampa, Caldwell and Fruitland as well as in Ontario, Oregon. Intermountain Community Bank Washington, a division of Panhandle State Bank, operates branches in downtown Spokane and Spokane Valley, Washington. Magic Valley Bank, a division of Panhandle State Bank, operates branches in Twin Falls and Gooding, Idaho.
Additional information on Intermountain Community Bancorp can be found at www.intermountainbank.com. IMCB’s shares are listed on the OTC Bulletin Board, ticker symbol IMCB.OB.
This news release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include but are not limited to statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in the Company’s loan portfolio; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for the Company’s loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.
Contact:
Doug Wright
Dougw@intermountainbank.com
509-363-2635